Exhibit 10.4

ESCROW AGREEMENT

This Escrow Agreement (this "Agreement") is entered into as of May 13, 2005, by and among InvestNet, Inc., a Nevada corporation (the “Seller”), AGrade Ltd., a British Virgin Islands corporation (the “Holder”), China Kangtai Cactus Bio-Tech Company Limited (the “Buyer”) and Burns & Levinson LLP (in its capacity as escrow agent, the "Escrow Agent").

RECITALS

This Agreement is entered into in reference to the following facts:

(a)

Pursuant to the terms of a Stock Purchase Agreement (“Stock Purchase Agreement”) of even date herewith between Buyer, Seller and Holder, Buyer is purchasing 30,000,000 shares of the Seller’s common stock from Seller in exchange for $300,000; and paragraph 1.3 of the Stock Purchase Agreement provides that:

“1.3

CLOSING.  The closing (“Closing”) shall take place (“Closing Date”) as soon as: (a) Buyer has deposited $300,000, less wire transfer fees (the “Purchase Price”) in the account of the Escrow Agent as set forth in the Escrow Agreement, a form of which is attached hereto as Exhibit "A"; (b) the Seller shall have delivered to the Escrow Agent stock certificate(s), issued in the name of the Buyer, evidencing 30,000,000 shares of the Seller’s Common Stock, constituting at least 33% of the then outstanding shares (post-issuance) of the Seller’s Common Stock (the "Shares Certificate"); (c) the Principal Shareholder shall have deposited 17,936,094 shares of Common Stock of Seller held in its name (the “Pledge Shares”) as collateral as further described herein and in the Pledge Agreement dated the date hereof by and between the Buyer and Principal Shareholder (the “Pledge Agreement”); (d) the exchange of shares has taken place between Buyer and Seller pursuant to Section 6.1 of the Agreement and Plan of Reorganization among Buyer, Seller and Principal Shareholder (the “Exchange Agreement”); and (e) the Agreement for the Sale of Ownership dated the date hereof between the Seller and V-Capital Limited has been released by the Escrow Agent and become effective (the “Sale of Subsidiaries Agreement”).  Immediately following the Closing, the Escrow Agent shall, upon instruction from Seller and Buyer, pay-off certain contingent liabilities of the Seller with the Purchase Price as set forth on Schedule 1.3 attached hereto, subject to any other conditions of this Agreement, the Exchange Agreement or the Escrow Agreement.  Simultaneously with paying the contingent liabilities, the Escrow Agent shall transfer the Shares Certificate to Buyer per Buyer's instructions and shall transfer the remaining Purchase Price, if any, after payment of contingent liabilities to the Seller.  The Escrow Agent shall hold the Pledge Shares according to the terms of the Pledge Agreement and the Escrow Agreement.”

(b)

The Seller and the Buyer desire that the Escrow Agent act as escrow holder for the Purchase Price from the Buyer, Shares Certificate from Seller, Pledge Shares from Holder and Sale of Subsidiaries Agreement until the Term End Date defined in paragraph 3.8 below.

(c)

The Escrow Agent is willing to act in such capacity, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows.

ARTICLE 1 - ESCROW FUNDS

1.1

Appointment of Escrow Agent.

The parties hereby appoint the Escrow Agent to act as escrow holder for the Purchase Price, the Shares Certificate, the Pledge Shares and Sale of Subsidiaries Agreement under the terms of this Agreement.  The Escrow Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

1.2

Escrow Account.

The parties shall utilize Escrow Agent’s attorney-client trust account at a nationally recognized bank as selected by the Escrow Agent (“Escrow Account”) for the purpose of receiving and holding the Purchase Price.

1.3

Deposits in Escrow.

(a)

The Buyer shall deliver the Purchase Price to the Escrow Agent by wire transfer prior to the Closing Date, the Seller shall deliver the Shares Certificate prior to the Closing Date, the Holder shall deliver the Pledge Shares and the Seller shall deliver the executed Sale of Subsidiaries Agreement prior to the Closing Date.  The Escrow Agent shall deposit and hold the Purchase Price in the Escrow Account at all times until such funds are disbursed therefrom in accordance with the terms hereof, and the Escrow Agent shall hold the Shares Certificates, the Pledge Shares and the Sale of Subsidiaries Agreement in escrow at all times until disbursed or released therefrom in accordance with the terms hereof.  Upon request from time to time, the Escrow Agent shall notify the parties of the amount of the Purchase Price then held in the Escrow Account.

(c)

The Purchase Price shall be disbursed by the Escrow Agent from the Escrow Account by wire transfer of funds or by check payable to the appropriate distributee.

ARTICLE 2 – DISBURSEMENT PROCEDURES

2.1

Disbursement of Purchase Price.

The Escrow Agent shall hold and disburse the Purchase Price, the Share Certificate, and the Pledge Shares in accordance with the following procedures:

(a)

Escrow Agent understands that, provided that either the Stock Purchase Agreement and Exchange Agreement are not terminated, Escrow Agent shall be instructed by Seller and Buyer in writing on or following the Closing Date and the completion of the share exchange pursuant to Section 6.1 of the Exchange Agreement: (i) to release the Sale of Subsidiaries Agreement (ii) to disburse the Shares Certificate to Buyer and (iii) to disburse the Purchase Price as directed by Seller to pay remaining contingent liabilities (“Contingent Liabilities”) as of the Closing Date which are identified as such on Schedule “A”.  Once the Seller notifies the Escrow Agent in writing that its auditors deem those Contingent Liabilities extinguished, then Escrow Agent shall promptly disburse any remaining portion of the Purchase Price, if any, to the Seller or its designees.  The Pledge Shares shall be held by the Escrow Agent for a period of one year following the Closing Date of the Stock Purchase Agreement as collateral to pay out via sale or disposition any amounts to which Buyer is indemnified by Seller or Holder in connection with Article III of the Stock Purchase Agreement and Sections 4.14 and 4.15 of the Exchange Agreement.

(b)

If the parties elect for any reason to terminate the Stock Purchase Agreement pursuant paragraph 6.1 thereof or the Exchange Agreement pursuant article VIII thereof, then the Seller and Buyer shall immediately give notice to the Escrow Agent of the termination of either the Stock Purchase Agreement, Exchange Agreement or both.  Promptly after such notification, the Escrow Agent shall return directly to Buyer, as a complete distribution, all of the entire amount of the Purchase Price, less any wiring fees, without deduction, penalty, or expense to the Buyer; and simultaneously, the Shares Certificate shall be directly returned to the Seller; the Pledge Shares shall be directly returned to the Holder and the Sale of Subsidiaries Agreement shall not be released and made effective.  The Seller and Holder represent, warrant, and agree that the Purchase Price returned to Buyer pursuant to this Section 2.1(b) shall be free and clear of any and all claims of the Holder, Seller or their creditors.

(c)

The Escrow Agent shall not be required to take any action under this Section 2.1(a) or release any funds that constitute the Purchase Price to Seller or its creditors listed on Schedule A hereto until it shall have received proper written notification from the parties that the share exchange pursuant to Section 6.1 of the Exchange Agreement has been completed and the Escrow Agent has released the Sale of Subsidiaries Agreement.

ARTICLE 3- GENERAL ESCROW PROCEDURES

3.1

Accounts and Records.

The Escrow Agent shall keep accurate books and records of all transactions hereunder until this Agreement is terminated.  The Seller, Holder, Buyer and Escrow Agent shall each have reasonable access to one another's books and records concerning the escrow and the Purchase Price.  Upon final disbursement of the Purchase Price, the Escrow Agent shall deliver to the Seller, Holder and Buyer complete accounting of all transactions relating to the Purchase Price.

3.2

Duties.

The Escrow Agent's duties and obligations hereunder shall be determined solely by the express provisions of this Agreement.  The Escrow Agent's duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Agent with respect to the other parties to this Agreement.  Except for a possible reference to the definitions of certain words or terms defined in the Stock Purchase Agreement, or the Pledge Agreement, but not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Stock Purchase Agreement, the Pledge Agreement or the Sale of Subsidiaries Agreement and shall not otherwise be concerned with the terms thereof.  The Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein.

3.3

Disputes.

In the event of any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Purchase Price, Shares Certificate, the Pledge Shares and the Sale of Subsidiaries Agreement, the Escrow Agent may, at its option, after providing written notice to the parties of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Escrow Agent shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand.  In the event that any of the parties does not provide satisfactory assurances to the Escrow Agent that it may act in accordance with the other provisions of this Agreement, the Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until:

(a)

authorized to disburse the Purchase Price, Shares Certificate, Pledge Shares, or the Sale of Subsidiaries Agreement by an order from a court purporting to have jurisdiction of the parties and the Purchase Price, Shares Certificate, Pledge Shares, or the Sale of Subsidiaries Agreement, after which time the Escrow Agent shall be entitled to act in conformity with such order; or

(b)

the Escrow Agent (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Purchase Price, Shares Certificate, Pledge Shares or the Sale of Subsidiaries Agreement subject to the adverse claim or demand, signed jointly or in counterpart by the Seller and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

At any time prior to the Escrow Agent's receipt of a court order or a notice, as provided in clauses “(a)” or “(b)” of this Section 3.3, the Escrow Agent may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3.  In the event such interpleader suit is brought, the Escrow Agent shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount.  The Seller agrees to reimburse the Escrow Agent for all costs, expenses, and reasonable attorney's fees expended or incurred by the Escrow Agent in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.

3.4

Liability Limited.

The Escrow Agent shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct.  In no event shall the Escrow Agent be liable for any indirect, special, consequential damages, or punitive damages.

3.5

Reliance on Documents, Etc.

The Escrow Agent shall be entitled to rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.

3.6

Indemnification.

The Seller, Buyer and the Holder agree to indemnify, defend, and hold harmless the Escrow Agent from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including all costs of litigation, investigation and reasonable legal fees incurred by the Escrow Agent and arising directly or indirectly out of its role of as escrow holder pursuant to this Agreement, except as caused by its willful misconduct or gross negligence.  The Seller, Buyer and the Holder hereto agree that the Escrow Agent does not assume any responsibility for the failure of any other of the parties to make payments or perform the conditions of this Agreement as set forth herein.  The Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by its hereunder in good faith and in accordance with the opinion of such counsel.  The provisions of this Section 3.6 shall survive the termination of this Agreement.

3.7

Resignation.

The Escrow Agent reserves the right to resign as the escrow holder at any time by giving thirty (30) days written notice thereof to all parties.  Upon notice or resignation by the Escrow Agent, the other parties shall appoint a replacement escrow holder within such thirty-(30) day period.  The Escrow Agent may deliver the Purchase Price and/or Shares Certificate and/or the Pledge Shares and/or the Sale of Subsidiaries Agreement to such replacement escrow holder upon (a) notice of the appointment of a new escrow holder, and (b) payment to the Escrow Agent in full of all fees due the Escrow Agent.  If no such replacement or substitute has been appointed within 30 days of the Escrow

Holder’s notice of resignation, then the Escrow Agent may, at the expense of the Seller, petition any court of competent jurisdiction for the appointment of a successor escrow holder.  Upon appointment of successor escrow holder, the Escrow Agent shall forward all documents and deposits pertaining to the escrow to the successor.

3.8

Term.

The term of this Agreement shall commence as of the date and the year first above written and shall end on the date (the “Term End Date”) which is either (i) the termination of escrow pursuant to Section 2.1(a) of this Agreement, (ii) the Seller's or Buyer’s notification to the Escrow Agent of the termination of the escrow pursuant to Section 2.1(b) of this Agreement, or (iii) May 31, 2006; provided, however, that the Escrow Agent shall perform all necessary actions pursuant to Sections 2.1(a), (b), or (c) hereof in connection with the Purchase Price, Shares Certificate, Pledge Shares and the Sale of Subsidiaries Agreement then being held by the Escrow Agent.

ARTICLE 4 - GENERAL PROVISIONS

4.1

Notice.

Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device.  The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1) shall be as follows:

To the Escrow Agent: Burns & Levinson LLP 125 Summer Street Boston, Massachusetts Attn: Andrew J. Merken, Esq. Fax. No. (617) 345-3299	To the Seller: Investnet, Inc. Unit 302, 33/F, Lippo Centre, Tower 2 89 Queensway, Admiralty, Hong Kong Attn.: Terence Ho, Chief Financial Officer and Chairman Fax. No. 00852-21501388
To Holder: AGrade Ltd. c/o Terence Ho Unit 3302, 33/F, Lippo Centre, Tower 2 89 Queensway, Admiralty, Hong Kong Attn.: Terence Ho Facsimile: 00852-21501388

To Buyer:

China Kangtai Cactus Bio-Tech Company Limited

P.O. Box 957

Offshore Incorporations Centre

Road Town

Tortola

British Virgin Islands

Facsimile: 86-451-5735-1551

With a copy to:

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110

Attn: Andrew J.  Merken, Esq.

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